                                                      Pursuant to Rule 424(b)(3)
                                                              File No. 333-81081

                         THIRD SUPPLEMENT TO PROSPECTUS
                             DATED JANUARY 13, 2000


                               MESSAGEMEDIA, INC.

                                ---------------


        The Prospectus effective as of June 28, 1999 is hereby supplemented. Our Common Stock is currently traded on the Nasdaq National Market under the symbol "MESG". In addition, the Prospectus is supplemented as follows to restate, in its entirety, the "Selling Securityholders" section on pages 12-14 of the Prospectus.

                             SELLING SECURITYHOLDERS

        We are registering for resale certain shares of MessageMedia common stock, including shares of MessageMedia common stock issuable upon exercise of certain warrants. The following table sets forth (i) the name of the Selling Securityholders; (ii) the number and percent of shares of MessageMedia common stock that the Selling Securityholders beneficially owned prior to the offering for resale of any of the shares of MessageMedia common stock being registered hereby; (iii) the number of shares of MessageMedia common stock that may be offered for resale for the account of the Selling Securityholders pursuant to this Prospectus (the "Resale Shares"); and (iv) the number and percent of shares of MessageMedia common stock to be held by the Selling Securityholders after the offering of the Resale Shares (assuming all of the Resale Shares are sold by the Selling Securityholders). The term "Selling Securityholder" includes the securityholders listed below.

                                             SHARES BENEFICIALLY OWNED                      SHARES BENEFICIALLY OWNED
                                                 PRIOR TO OFFERING         NUMBER OF            AFTER OFFERING(2)
                                            ---------------------------   SHARES BEING      -------------------------
SELLING SECURITYHOLDERS (1)                   NUMBER         PERCENT(3)     OFFERED           NUMBER      PERCENT(3)
----------------------------------------    ----------       ----------  ---------------    ----------    ----------
Andrew C. Currie .......................     1,819,795              3.6%    1,819,795                0          --
Brian P. Makare ........................       992,616              2.0%      992,616                0          --
Bradley A. Feld (6) ....................    11,568,391             23.2%      496,308       11,072,083          22.2%
SOFTVEN No. 2 Investment
   Enterprise Partnership ..............       879,488              1.8%      879,488                0          --
Dan Lynch ..............................       255,665                *       255,665                0          --
John Strauss ...........................       191,748                *       191,748                0          --
WHP Family Limited Partnership .........        63,916                *        63,916                0          --
Catalyst Infotech Development
   Fund, L.P. ..........................            70                *            70                0          --
Grandhaven L.L.C .......................        75,953                *        75,953                0          --
Hexagon Investments L.L.C ..............        75,953                *        75,953                0          --
Labyrinth Enterprises L.L.C ............        75,953                *        75,953                0          --
Legacy Enterprises L.L.C ...............        75,953                *        75,953                0          --
Athena West ............................        60,838                *        31,518           29,320             *
Business Plan Associates ...............        23,455                *        23,455                0          --
Thomas Bartel ..........................        10,443                *        10,443                0          --
Alan Welty .............................         9,894                *         9,894                0          --
Intensity Channels, Inc. ...............         6,596                *         6,596                0          --
Daniel Diekhoff ........................         4,947                *         4,947                0          --
Mueller & Company Inc. .................        97,750(7)             *        97,750(7)             0          --
The Jerusalem Fund Inc. ................         4,250(7)             *         4,250(7)             0          --
Irwin Katsof ...........................         1,700(7)             *         1,700(7)             0          --
Millenco, L.P. .........................       151,300(7)             *       151,300(7)             0          --
Connie Lerner ..........................        17,000(7)             *        17,000(7)             0          --
Richard Angell .........................       483,072(8)             *       159,384(8)       323,688             *
Scott Paseltiner .......................       136,131(8)             *        44,952(8)        91,179             *
Richard Taylor .........................       104,599(8)             *        34,536(8)        70,063             *
Delaware Charter Guaranty
   and Trust Company, Trustee
   f/b/o Richard R. Taylor
   Profit Sharing Plan .................        36,610(8)             *        12,088(8)        24,522             *
Melanie Taylor .........................         5,233(8)             *         1,728(8)         3,505             *
Thomas Henrich .........................       104,165(8)             *        34,408(8)        69,757             *
Brian Novak, Trustee,
 Brian Novak MPPP ......................        80,616(8)             *        27,116(8)        53,500             *
Nancy Babendir .........................        46,328(8)             *        15,332(8)        30,996             *
Thomas Harney ..........................        22,889(8)             *         7,146(8)        15,743             *
Michael Levitas ........................        15,042(8)             *         4,342(8)        10,700             *
Derek Scruggs ..........................       270,442(8)             *       119,842(8)       150,600             *
Illinois Development Finance
   Authority ...........................       145,653(8)             *        64,544(8)        81,109             *
John Stafford ..........................        55,736(8)             *        24,698(8)        31,038             *
Anthony O. Brown .......................        56,577(8)             *        25,072(8)        31,505             *



                                       1.

Marshall Toplansky .....................        32,144(8)             *        14,244(8)        17,900             *
Scott Musser ...........................         9,816(8)             *         4,350(8)         5,466             *
Valerie Anderson .......................        38,015                *        38,015                0          --
Craig Dawson ...........................        30,660                *        30,660                0          --
Dwan Family L.P. .......................        34,787                *        34,787                0          --
Hal M. Spitz ...........................         4,876                *         4,876                0          --
John P. Raeder, Jr .....................        20,560                *        20,560                0          --
William G. Alexander ...................         2,437                *         2,437                0          --
Retirement Accounts & Co., FBO
   Ronald Charles Given ................         2,437                *         2,437                0          --
Richard Leavitt ........................         2,437                *         2,437                0          --
Robert W. Pinna ........................         2,437                *         2,437                0          --
Bruce D. Bower .........................         1,218                *         1,218                0          --
Al Davis ...............................         2,443                *         2,443                0          --
Walter W. O'Haire ......................         1,218                *         1,218                0          --
Retirement Accounts & Co., FBO
   Reuben K. Sparks III ................         1,218                *         1,218                0          --
Richard C. Wham and Julie K. Wham
   JT ..................................        19,334                *        19,334                0          --
Ronald S. Johnson ......................           612                *           612                0          --
John A. F. Smith .......................           612                *           612                0          --
James Manson Temple ....................        24,963                *        24,963                0          --
The Wiegers Family Foundation ..........        24,963                *        24,963                0          --
First National Bank, Agent for
   Dwyer, Huddleson & Ray, 401(k)
   Profit Sharing Plan .................        19,970                *        19,970                0          --
Greenwood Gulch Ventures, LLC ..........        19,970                *        19,970                0          --
John William Street ....................        22,415                *        22,415                0          --
Sensor Technology Development
   Fund, LLC ...........................        15,976                *        15,976                0          --
Charles J. Vasilius ....................        14,976                *        14,976                0          --
Bruce M. Johnson .......................        12,481                *        12,481                0          --
Ronald J. Muns .........................        12,481                *        12,481                0          --
Gerard A. Maglio and Deborah M.
   Maglio, JTWOS .......................        12,481                *        12,481                0          --
David M. Stern and Mary S. Stern,
   JT ..................................        11,233                *        11,233                0          --
Willem H.J. Andersen ...................         9,985                *         9,985                0          --
Mary Beazley ...........................        11,203                *        11,203                0          --
Dr. William W. Reenstra ................         9,985                *         9,985                0          --
Dr. William W. Reenstra TTEE ...........         9,985                *         9,985                0          --
James M. Kunigenas and Donna L.
   Jeker JT ............................         7,488                *         7,488                0          --
GC&H Investments .......................         6,239                *         6,239                0          --
LaBerge Associates Inc. ................         6,239                *         6,239                0          --
Martin Erzinger, Smith Barney
   Inc. Rollover Custodian .............         5,491                *         5,491                0          --
Daniel C. Toney ........................         6,239                *         6,239                0          --



                                       2.

Joel William Achramowicz ...............         4,991                *         4,991                0          --
Ed Bierdemen ...........................         4,991                *         4,991                0          --
Carl D. Carman .........................         7,443                *         7,443                0          --
Ann T. Dwan ............................         4,991                *         4,991                0          --
Wayne J. Lonowski ......................         4,991                *         4,991                0          --
Dain Bosworth C/F Gary Feffer IRA ......         4,991                *         4,991                0          --
Dain Bosworth C/F Ronald
   Stockdale IRA .......................         4,991                *         4,991                0          --
Pain Webber Inc., FBO IRA Account
   of Jeanne A. Thomas .................         4,991                *         4,991                0          --
Elizabeth McNamara and Michael J.
   McNamara ............................         4,991                *         4,991                0          --
MTR Investment Club ....................         4,991                *         4,991                0          --
Mary Clare Dwan ........................         4,991                *         4,991                0          --
Lincoln Trust Company, Cust. FBO
   Collis R. Woodward, Jr ..............         2,494                *         2,494                0          --
Paul Hines .............................         2,494                *         2,494                0          --

---------------------

* less than 1%

        (1) This table is based upon information supplied to us by the Selling Securityholders.

        (2)    Assumes the sale of all of the Resale Shares.

        (3) Applicable percentage of ownership is based on 49,954,113 shares of MessageMedia common stock issued and outstanding on September 30, 1999, adjusted as required by rules promulgated by the SEC.

        (4)    [Intentionally omitted.]

        (5)    [Intentionally omitted.]

        (6) Mr. Feld is the Co-Chairman of the Board of MessageMedia. Includes 10,560,349 shares held of record by SOFTBANK Technology Ventures IV, 15,426 shares held of record by SOFTBANK Technology Advisors Fund and 496,308 shares held by Mr. Feld. Mr. Feld is the Managing Director of SOFTBANK Technology Ventures IV and SOFTBANK Technology Advisors Fund and disclaims beneficial ownership of the shares held by such entities except to the extent of his pro rata partnership interest.

        (7) Represents warrants exercisable for the same number of shares of MessageMedia common stock at an exercise price of $1.00 per share.

        (8) Includes the following warrants to purchase shares of MessageMedia common stock at exercise prices of $6.00 and $8.00:

SELLING SECURITYHOLDER                $6.00 WARRANTS      $8.00 WARRANTS
Richard Angell..........................   79,692             79,692
Scott Paseltiner........................   22,476             22,476
Richard Taylor..........................   17,268             17,268
Delaware Charter Guaranty
  and Trust Company, Trustee
  f/b/o Richard R. Taylor
  Profit Sharing Plan...................    6,044              6,044
Melanie Taylor..........................      864                864
Thomas Henrich..........................   17,204             17,204
Brian Novak, Trustee,
  Brian Novak MPPP......................   13,558             13,558
Nancy Babendir..........................    7,666              7,666
Thomas Harney...........................    3,573              3,573
Michael Levitas.........................    2,671              1,671
Derek Scruggs...........................   37,451             37,451
Illinois Development Finance Authority..   20,170             20,170
John Stafford...........................    7,718              7,718
Anthony O. Brown........................    7,835              7,835
Marshall Toplansky......................    4,451              4,451
Scott Musser............................    1,359              1,359

                                       3.